                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               File No. 001-13660

      Check the appropriate box:
      /X/        Preliminary Information Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      / /        Definitive Information Statement

                        AAMES FINANCIAL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11.
           (1)  Title of each class of securities to which transaction applies:
                N/A
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                N/A
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                N/A
                ----------------------------------------------------------
           (5)  Total fee paid:
                N/A
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                N/A
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                N/A
                ----------------------------------------------------------
           (3)  Filing Party:
                N/A
                ----------------------------------------------------------
           (4)  Date Filed:
                N/A
                ----------------------------------------------------------

Notes:

                          AAMES FINANCIAL CORPORATION
                             INFORMATION STATEMENT
                                 JUNE   , 2000

                            ------------------------

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                            ------------------------

                                  INTRODUCTION

    This Information Statement is furnished in connection with the prior action taken by the holders of (i) a majority of shares of Series B Convertible Preferred Stock, par value $0.001 (the "SERIES B PREFERRED STOCK") and Series C Convertible Preferred Stock, par value $0.001 (the "SERIES C PREFERRED STOCK" and, together with the Series B Preferred Stock, the "SERIES B AND SERIES C PREFERRED STOCK"), together as a single class, entitled to vote on certain corporate matters relating to Aames Financial Corporation, a Delaware corporation (the "COMPANY"), and (ii) a majority of the combined shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), and the Series B and Series C Preferred Stock, together as a single class, entitled to vote on certain corporate matters relating to the Company. This information statement is furnished in compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    This Information Statement is for your information only. The Board of Directors is not soliciting any proxies or consents from any stockholders in connection with the proposals described herein. The holders of a majority of the shares required for all of the proposals described herein have consented in writing to such proposals. The action described in the proposals will take effect, with no further action on the part of any stockholders, on the date
20 days from the date on which this Information Statement is mailed (the "NOTICE EFFECTIVE DATE"). This Information Statement is being mailed on or about
[            ], to all holders of the Common Stock and the Series C Preferred
Stock who did not consent to the Proposal.

    The principal executive offices of the Company are located at 350 S. Grand Avenue, 52(nd) Floor, Los Angeles, California 90071 and its telephone number is
(323) 210-5000.

                                   BACKGROUND

    On May 19, 2000 the Company entered into an agreement (the "STOCK PURCHASE AGREEMENT") with Specialty Finance Partners ("SFP"), the Company's largest stockholder which is controlled by Capital Z Financial Services Fund II, L.P. ("CAPITAL Z"), for the sale of $50 million of the Company's Series C Convertible Preferred Stock for the lesser of $0.90 per share, or the average market trading price for the five days prior to the date on which the first shares are sold to SFP pursuant to the Stock Purchase Agreement (the "PRICE"), plus the issuance of warrants to purchase an additional 5 million shares of Series C Convertible Preferred Stock at the Price (the transaction with SFP is referred to in this Information Statement as the "SFP INVESTMENT").

    In addition to normal closing conditions, the SFP Investment is subject to several conditions including (i) a fairness opinion to be delivered by a nationally recognized investment banking firm, (ii) the receipt by the Company of waivers from certain of the Company's financing providers, and (iii) a material adverse change provision in the Stock Purchase Agreement. The Company is also in negotiations with an affiliate of Capital Z for a facility which will allow the Company to sell, on an on-going basis, up to $75 million of residual assets over the next 24 months.

    The SFP Investment will be completed in two steps. The first $34.7 million of shares of Series C Preferred Stock (the "INITIAL SHARES") was sold, and the warrant for 5 million shares of Series C Preferred Stock (the "SERIES C WARRANT") was issued, on June 7, 2000 (the "INITIAL CLOSING"). At the Initial Closing, the Price was set at $0.85 per share. As a result of an amendment to the Stock Purchase Agreement, dated May 25, 2000 (the "AMENDMENT" described below), at the additional closing which is expected to occur on or about the Notice Effective Date (the "ADDITIONAL CLOSING"), SFP will (i) purchase an additional $25 million of shares of a new class of preferred stock, the Series D Preferred Stock, par value $0.001 per share (the "SERIES D PREFERRED STOCK"), (ii) exchange each of the Initial Shares of Series C Preferred Stock for one share of Series D Preferred Stock and (iii) exchange the Series C Warrant for a warrant to purchase up to 5 million shares of Series D Preferred Stock (the "SERIES D WARRANT").

    Prior to the Initial Closing on June 7, 2000, the Company received a fairness opinion from a nationally recognized investment banking firm and also received all of the necessary waivers from its financing providers.

    The Company also announced on May 19, 2000 that, in connection with the SFP Investment, it will offer to all holders of its Common Stock and Series C Convertible Preferred Stock other than SFP, and its affiliates, the right to purchase shares of Series C Preferred Stock at the Price (the "RIGHTS OFFERING"). As a result of the Amendment (see below), the shares offered in the Rights Offering will be shares of Series D Preferred Stock instead of Series C Preferred Stock.

    The issuance of the shares of Series C Convertible Preferred Stock to SFP would have normally required approval of the Company's stockholders according to the "Stockholder Approval Policy" of the New York Stock Exchange (the "EXCHANGE"). However, under the rules of the Exchange, the "Financial Distress Exception" is available if the delay necessary to seek stockholder approval would seriously jeopardize the financial viability of the Company and if the Company's Audit Committee expressly approves the Company's reliance on such exception. On May 12, 2000 the Audit Committee of the Board of Directors determined that the delay necessary in securing such stockholder approval would seriously jeopardize the financial viability of the Company. The determination was based primarily on adverse market conditions, lack of available liquidity to fund the Company's loan production, the lack of other available alternative sources of liquidity and covenants in certain of the Company's warehouse and repurchase lines and indentures relating to the Company's public debt that require the Company to maintain certain levels of liquidity. Upon making such a determination, the Audit Committee expressly approved the Company's omission to seek the stockholder approval that would otherwise have been required under the Stockholder Approval Policy and the Exchange accepted the Company's application for reliance on the Financial Distress Exception. In reliance on the Financial Distress Exception, the Company mailed to all of its stockholders on May 19, 2000 a letter notifying them of its intention to issue shares of Series C Preferred Stock at the Initial Closing on, or after, May 30, 2000 to SFP without seeking their approval.

    Pursuant to the Amendment, the Company and SFP agreed to the following changes to the SFP Investment:

    - The Company agreed to reduce the designated number of shares of Series C Preferred Stock (prior to the Additional Closing) and to designate all of the remaining shares of the Company's Preferred Stock, par value $0.001 per share, which had not been previously designated as any particular class of preferred stock (the "PREFERRED STOCK") as Series D Preferred Stock. The Series D Preferred Stock will have the same terms as the Series C Preferred Stock except that the Series D Preferred Stock will have a stated value equal to $0.85.

    - The stated value of the Series C Preferred Stock (the "SERIES C STATED VALUE") is currently $5.00 per share. The Sereis C Stated Value is used to calculate the dividend for the Series C Preferred Stock (which accrues at the rate of 6.5% of the Stated Value, per annum) and is also used to calculate the proceeds each share of Series C Preferred Stock would receive in a liquidation or merger. SFP agreed that the shares purchased at the Initial Closing will be treated as if such shares have a stated value equal to $0.85 under the Certificate of Incorporation.

    - The conversion ratio of the Series B and Series C Preferred Stock is the ratio used to determine the number of shares of Common Stock that the holder of each share of Series B and Series C Preferred Stock is entitled to receive upon conversion, which is currently one share of Common Stock for each share of Series C Preferred Stock and 0.2 of one share for each shares of Series B Preferred Stock (the "CONVERSION RATIO"). Pursuant to the terms of the Series B and Series C Preferred Stock, and because the Price is less than the Fair Market Value (as defined in the Certificate of Incorporation), the SFP Investment caused an adjustment in the conversion ratio of the Series B and Series C Preferred Stock to 1.152 shares of Common Stock for each share of Series C Preferred Stock and 0.23 shares of Common Stock for each share of Series B Preferred Stock (the "ADJUSTED CONVERSION RATIO"). SFP agreed not to take advantage of the Adjusted Conversion Ratio of the Series B and Series C Preferred Stock that results from the SFP Investment; however, other stockholders will have the right to convert at the Adjusted Conversion Ratio until the Certificate of Incorporation is amended on the Notice Effective Date.

    - Prior to the Additional Closing, the Company will amend its Certificate of Incorporation to adjust the Conversion Ratio of the Series B and Series C Preferred Stock to eliminate the effect of the SFP Investment on the Conversion Ratio and to amend the Certificates of Designations for the Series B and Series C Preferred Stock to reflect the issuance of the Series D Preferred Stock.

    - At the Additional Closing, SFP will exchange each of the Initial Shares for one share of Series D Preferred Stock, exchange the Series C Warrant for the Series D Warrant and purchase from the Company another
      $15.3 million of Series D Preferred Stock at the Price.

    - The stock issued in the Rights Offering will be Series D Preferred Stock instead of Series C Preferred Stock.

                              SUMMARY OF PROPOSALS

    On June 7, 2000, the Company's Board of Directors (the "BOARD OF DIRECTORS") proposed, and a majority of holders of the Company's stock entitled to cast votes for such matters together consented, in writing, to the following proposals:

    - DESIGNATION PROPOSAL. The first proposal (which is referred to in this Information Statement as the "DESIGNATION PROPOSAL") was to designate 103,829,400 shares of the Company's preferred stock as Series D Preferred Stock. A more detailed description of the Designation Proposal can be found beginning on page [ ] of this Information Statement.

    - STOCK ISSUANCE PROPOSAL. The second proposal (which is referred to in this Information Statement as the "STOCK ISSUANCE PROPOSAL") was to authorize the issuance of shares of Series D Preferred Stock to (i) complete the SFP Investment, (ii) consummate the Rights Offering (iii) A. Jay Meyerson, the Company's Chief Executive Officer, pursuant to a Management Investment Agreement entered into between the Company and Mr. Meyerson on October 25, 1999, as amended, and (iii) any person or entity as determined by the Board of Directors, up to 8 million shares. A more detailed description of the Stock Issuance Proposal can be found beginning on page [ ] of this Information Statement.

    - CERTIFICATE OF INCORPORATION AMENDMENT PROPOSAL. The third proposal was to amend the Certificate of Incorporation to (i) adjust the conversion ratio of the Series B and Series C Preferred Stock to eliminate the effect of the SFP Investment on the Conversion Ratio and (ii) to amend the Certificates of Designations relating to the Series B and Series C Preferred Stock to reflect the issuance of the Series D Preferred Stock. A more detailed description of the Certificate of Incorporation Amendment Proposal can be found beginning on page [ ] of this Information Statement.

    - AMENDED AND RESTATED 1999 STOCK OPTION PLAN PROPOSAL. The fourth proposal was to approve the Amended and Restated 1999 Stock Option Plan. The Amended and Restated 1999 Stock Option Plan authorizes the issuance of options to purchase up to 13 million shares of Common Stock and also includes an automatic annual grant of stock options to the Company's non-employee directors. A more detailed description of the the Amended and Restated 1999 Stock Option Plan Proposal can be found on page [ ] of this Information Statement.

    This Information Statement is being provided to you because you are a holder of the Common Stock and/or the Series C Preferred Stock and you did not provide your written consent to the Designation Proposal, the Stock Issuance Proposal, the Certificate of Incorporation Amendment Proposal, nor the Amended and Restated 1999 Stock Option Plan Proposal (collectively, the "PROPOSALS"). Even though you did not provide your consent, a majority of the holders of Series B and Series C Preferred Stock did provide their consent which allows the Company to take the actions described in the Proposals as of the Notice Effective Date.

                                  THE PROPOSAL
                             TO DESIGNATE SHARES OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                  THE PROPOSAL
                               TO ISSUE SHARES OF
                      SERIES D CONVERTIBLE PREFERRED STOCK

BACKGROUND

    The Company will issue (i) 58,823,529 shares of Series D Preferred Stock pursuant to the SFP Investment, (ii) up to approximately 19.9 million shares of Series D Preferred Stock in the Rights Offering (if it is fully subscribed),
(iii) approximately 588,000 shares of Series D Preferred Stock to A. Jay Meyerson, the Company's Chief Executive Officer and a director, and (iv) up to 8 million shares of Series D Preferred Stock to unknown entities at the discretion of the Board of Directors. The Company will also be obligated to reserve 5 million shares of Series D Preferred Stock for the conversion of the warrants that will be issued to SFP in connection with the SFP Investment. Thus, the total number of shares of Series D Preferred Stock which will be issued pursuant to this proposal could be up to approximately 87.3 million shares.

    Pursuant to the Company's Certificate of Incorporation, there are 200,000,000 shares of Preferred Stock which are authorized for issuance. Of those 200,000,000 shares of Preferred Stock, 500,000 shares have been designated as Series A Preferred Stock, 29,704,000 shares have been designated as Series B Preferred Stock and 107,122,664 shares have been designated as Series C Preferred Stock. The remaining 62,673,336 shares of preferred stock have not been designated as any particular class of preferred stock.

    The Board of Directors has approved the filing of a Certificate of Decrease with the Secretary of State of the State of Delaware (the "CERTIFICATE OF DECREASE") with respect to the Series C Preferred Stock on or before the Additional Closing of the SFP Investment (see "Background" on page [ ]). The Certificate of Decrease will have the effect of decreasing the number of shares of Preferred Stock which have been designated as Series C Preferred Stock from 107,122,664 to 65,966,600. As a result, the number of shares of Preferred Stock which will have not been designated as any particular class of Preferred Stock will increase from 62,673,336 to 103,829,400 (the "UNDESIGNATED PREFERRED SHARES"). The Certificate of Incorporation grants the authority to file the Certificate of Decrease to the Board of Directors without the consent of any of the Company's stockholders. The Company intends to file the Certificate of Decrease on or before the Notice Effective Date.

    On June 7, 2000, the Board of Directors designated, and the holders of the Series B and Series C Preferred Stock, together as a single class, consented to the designation of, the Undesignated Preferred Shares as shares of Series D Preferred Stock (the "DESIGNATION CONSENT").

    As a result of the receipt of the Designation Consent, as of Notice Effective Date and after the filing of the Certificate of Decrease, the Company will file a Certificate of Designations with the Secretary of State of the State of Delaware (the "SERIES D CERTIFICATE OF DESIGNATIONS"). Upon filing of the Series D Certificate of Designations, the Company will have 103,829,400 shares of Series D Preferred Stock which will be designated as Series D Preferred Stock, but which will not have yet been issued.

    The Company's Certificate of Incorporation requires the Company to obtain the consent of the holders of the Series B and Series C Preferred Stock, together as a single class, to issue those designated but unissued shares of Series D Preferred Stock, or securities convertible into shares of Series D Preferred Stock.

    On June 7, 2000, the Board of Directors proposed, and the holders of the Series B and Series C Preferred Stock, together as a single class, consented to the future issuance of the number of shares of Series D Preferred Stock necessary to complete the SFP Investment, the Rights Offering and to issue 588,235 shares of Series D Preferred Stock to A. Jay Meyerson, the Company's Chief Executive Officer, pursuant to a Management Investment Agreement entered into between the Company and Mr. Meyerson on October 25, 1999, as amended and up to 8 million shares of Series D Preferred Stock to unknown entities at the discretion of the Board of Directors. Mr. Meyerson's Management Investment Agreement previously required him to purchase shares of Series C Preferred Stock; however the Management Investment Agreement was amended to reflect the purchase and sale of Series D Preferred Stock instead.

    The Company's listing agreement with the Exchange requires stockholder approval of the issuance to a "Related Party" of Common Stock, or securities convertible into Common Stock in excess of five percent (if the purchase price is for cash at fair market value) or one percent (if the purchase price is other than for cash at fair market value) of the number of shares of Common Stock, or of the voting power, outstanding before the issuance of such stock.
Mr. Meyerson is a "Related Party" due to his position as the Chief Executive Officer and a director of the Company. Further, the Company intends to issue to Mr. Meyerson $500,000 shares of Series D Preferred Stock in exchange for $0.85 per share for a total of 588,235 shares (the "MEYERSON SHARES"), which would require stockholder approval of such issuance.

    On June 7, 2000, a majority of the holders of the Common Stock, Series B Preferred Stock and Series C Preferred Stock consented to the issuance of the Meyerson Shares.

EFFECT OF APPROVAL OF THE DESIGNATION PROPOSAL AND THE STOCK ISSUANCE PROPOSAL

    Current holders of the Company's Series C Preferred Stock would be affected by the Designation Proposal and the Stock Issuance Proposal in that after the Additional Closing and the Rights Offering, the Company will have issued up to
87.3 million shares of Series D Preferred Stock.

    While the holders of Series C Preferred Stock may not vote in the elections for the Company's directors, the holders of Series C Preferred Stock are entitled to vote for all other matters together with the holders of the Common Stock and Series B Preferred Stock (except where Delaware law requires a separate class vote). The holders of Series D Preferred Stock will not be able to vote in the election of directors and will be entitled to vote for all other matter together with the holders of Common Stock, Series B Preferred Stock and Series C Preferred Stock (except where Delaware law requires a separate class vote). See "Terms of the Series C Preferred Stock" and the "Terms of the Series D Preferred Stock" below. In addition to the 20,166,600 shares of Series C Preferred Stock which are issued and outstanding, there are 6,212,713 shares of Common Stock issued and outstanding and 26,704,000 shares of Series B Preferred Stock (representing 5,340,800 votes at 0.2 votes per share) for a total voting power of 31,720,113 shares for matters other than the election of directors.

    The Series C Preferred Stock currently is, and Series D Preferred Stock upon its designation will be, convertible, at the discretion of the holder thereof, into shares of Common Stock. See "Terms of the Series C Preferred Stock" and "Terms of the Series D Preferred Stock" below. There are currently 6,212,713 shares of Common Stock which have been issued and are outstanding. In the event of an issuance of all of the 87.3 million shares of Series D Preferred Stock and exercise of the Series C Warrant or Series D Warrant followed by the immediate conversion of all such shares to Common Stock, the total number of shares of Common Stock would increase to approximately 93.5 million shares.

    Pursuant to the terms of the Series B and Series C Preferred Stock, and because the Price is less than the Fair Market Value (as defined in the Certificate of Incorporation), the sale of the Initial Shares caused the Conversion Ratio to be adjusted to the Adjusted Conversion Ratio. Pursuant to the

Amendment, SFP agreed not to take advantage of the Adjusted Conversion Ratio of the Series C Preferred Stock that resulted from the SFP Investment; however, other holders of Series C Preferred Stock will have the right to convert at the Adjusted Conversion Ratio until the Certificate of Incorporation is amended on the Notice Effective Date. See "Proposal to Amend the Certificate of Incorporation" beginning on page [ ] of this Information Statement.

    EFFECT ON OWNERSHIP PERCENTAGE OF SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK. Prior to the SFP Investment, SFP held (i) 26,704,000 shares (or 100% of the issued and outstanding shares) of Series B Preferred Stock,
(ii) 18,827,346 shares (or 93.06% of the issued and outstanding shares of that class) of Series C Preferred Stock. After the Initial Closing and until the Additional Closing, SFP's holdings (and percentage) of Series B Preferred Stock will remain the same; however, SFP now holds 59,627,346 shares of Series C Preferred Stock (or 97.8% of the issued and outstanding shares of that class), plus warrants exercisable for an additional 5 million shares of Series C Preferred Stock (which, in addition to the shares of Series C Preferred Stock already owned by SFP would equal 64,627,346 shares, or 97.9% of the issued and outstanding shares of that class). After the Additional Closing, and assuming that no shares are issued in the Rights Offering, SFP's holdings (and percentage) of Series B Preferred Stock would remain the same and SFP's holdings (and percentage) of Series C Preferred Stock (assuming that SFP did not exercise any of the Series C Warrant) would return to 18,827,346 shares (or 93.06% of the issued and outstanding shares of that class); however, SFP would hold 58,823,529 shares of Series D Preferred Stock (or 100% of the issued and outstanding shares of that class) plus, assuming SFP did not exercise any of the Series C Warrant, warrants exercisable for an additional 5 million shares of Series D Preferred Stock (which, in addition to the shares of Series D Preferred Stock already owned by SFP by that time would equal 63,823,529 shares, or 100% of the issued and outstanding shares of that class). The following table summarizes the effect of the SFP Investment on the ownership of the Series D Preferred Stock (assuming that no shares are issued in the Rights Offering; any subscription by stockholders in the Rights Offering would not affect the number of shares held by SFP but would increase the number and percentage of shares held by the other stockholders, thereby decreasing the percentage of shares held by SFP):

                                                                      SERIES C
                                                                   PREFERRED STOCK
                                                                ---------------------
                                   BEFORE INITIAL CLOSING       AFTER INITIAL CLOSING      AFTER ADDITIONAL CLOSING
                                   -----------------------      ---------------------      ------------------------
                                     SHARES          %            SHARES        %            SHARES           %
                                   -----------   ---------      ----------   --------      ----------      --------
SFP..............................  18,827,346      93.23%       59,627,346     97.76%      18,827,246        93.23%
Other Stockholders...............   1,367,326       6.77%        1,367,326      2.24%       1,367,326         6.77%
                                   ----------     ------        ----------    ------       ----------       ------
TOTAL............................  20,194,672     100.00%       60,994,672    100.00%      80,722,156       100.00%

                                                                      SERIES D
                                                                   PREFERRED STOCK
                                                                ---------------------
                                   BEFORE INITIAL CLOSING       AFTER INITIAL CLOSING      AFTER ADDITIONAL CLOSING
                                   -----------------------      ---------------------      ------------------------
                                     SHARES          %            SHARES        %            SHARES           %
                                   -----------   ---------      ----------   --------      ----------      --------
SFP..............................         -0-          0%              -0-         0%      58,823,529          100%
Other Stockholders...............         -0-          0%              -0-         0%             -0-            0%
                                   ----------     ------        ----------    ------       ----------       ------
TOTAL............................         -0-          0%              -0-         0%      80,722,156       100.00%

    EFFECT ON GENERAL VOTING POWER. In all matters requiring stockholder approval, other than the election of directors and other than matters that require a class vote of any particular class or classes, the holders of all shares of the Company's issued and outstanding classes of stock vote together, as a single class. Prior to the Initial Closing, SFP controlled 24,168,146 votes (or 76.12%) in such general matters (excluding beneficial ownership of any options or warrants). After the Initial Closing, SFP will control 64,968,146 votes (or 90.25%) in general matters (excluding beneficial ownership of any options or warrants). If SFP were to immediately, upon issuance, exercise all of the 5 million warrants to purchase Series C Preferred Stock plus all of the 250,000 warrants to purchase Common Stock held by an affiliate of SFP (the "AFFILIATE WARRANT"), after the Initial Investment, but before the Additional Investment, SFP would control 70,218,146 votes (or 90.25%) in general matters. After the Additional Closing, SFP will control 82,991,675 votes (or 91.63%) in general matters (excluding beneficial ownership of any options or warrants). If SFP exercises either the Series C Warrant or the Series D Warrant in full and the Affiliate Warrant, SFP would control 88,241,675 votes (or 92.09%) in general matters. The following table summarizes the effect of the SFP Investment on the voting power for general matters (assuming that SFP does not exercise any of the warrant and also assuming that no shares are issued in the Rights Offering; any subscription by stockholders in the Rights Offering would not affect the number of shares held by SFP but would increase the number and percentage of shares held by the other stockholders, thereby decreasing the percentage of shares held by SFP):

                                   BEFORE INITIAL CLOSING       AFTER INITIAL CLOSING      AFTER ADDITIONAL CLOSING
                                   -----------------------      ---------------------      ------------------------
                                     SHARES          %            SHARES        %            SHARES           %
                                   -----------   ---------      ----------   --------      ----------      --------
SFP..............................  24,168,146      76.12%       64,968,146     89.55%      82,991,675        91.63%
Other Stockholders...............   7,581,967      23.88%        7,581,967     10.45%       7,581,967         8.37%
                                   ----------     ------        ----------    ------       ----------       ------
TOTAL............................  31,750,113     100.00%       72,550,113    100.00%      90,573,642       100.00%

    EFFECT ON VOTE FOR ELECTION OF DIRECTORS. The holders of Common Stock and Series B Preferred Stock are entitled to vote in the election of directors of the Company, together as a single class, for five of the Company's nine seats on the Board of Directors. In addition, the holders of Series B Preferred Stock are entitled to vote exclusively, as a separate class, for the other four seats on the Company's Board of Directors. The holders of Series C Preferred Stock are not, and the holders of Series D Preferred Stock will not be, entitled to vote in the election of directors. Therefore, future votes for the election of directors would not be impacted by the SFP Investment unless SFP elected to convert some or all of its shares of Series C Preferred Stock or Series D Preferred Stock to Common Stock before any applicable record date for such election.

TERMS OF THE SERIES C PREFERRED STOCK

    The following is a summary of the current material terms of the Series C Preferred Stock (on the Notice Effective Date, these terms will be amended to reflect the issuance of the Series D Preferred Stock at the Additional Closing; see "Proposal to Amend the Certificate of Incorporation" below):

    - RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series C Preferred Stock and the Series B Preferred Stock rank senior to each other class or series of preferred stock and prior to the Common Stock and all subsequently issued classes and series of capital stock. The Series C Preferred Stock ranks in parity with the Series B Preferred Stock.

    - LIQUIDATION. In the event of any liquidation, dissolution or winding up, or merger, of the Company, the holders of the Series C Preferred Stock will receive $5.00 per share (subject to appropriate adjustment for the Reverse Stock Split, as defined below) plus all accrued but unpaid dividends.

    - DIVIDENDS. The holders of Series C Preferred Stock will receive cash dividends at an annual rate of 6.5% of the stated value per share of $5.00, payable quarterly in cash. The Company has the option to accrue and not pay dividends for the first two years after issuance of the shares.

    - RESTRICTIONS ON DIVIDENDS. So long as any shares of Series C Preferred Stock and Series B Preferred Stock are outstanding, the Company may not pay any dividends on or repurchase, redeem or retire any junior securities.

    - VOTING RIGHTS. Each share of Series C Convertible Preferred Stock will be entitled to one vote. The holders of the C Preferred Stock are entitled to vote with the holders of the Common Stock and the holders of the Series B Preferred Stock, as a single class, on all matters presented to the holders of the Common Stock except that the holders of the Series C Convertible Stock may not vote for the election of directors.

    - RESTRICTIONS. Without the consent of the holders of the Series C Preferred Stock and the Series B Preferred Stock, voting as a single class, the Company may not take any of the following actions:

       - authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series B Preferred Stock;

       - reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all its property;

       - amend, alter or repeal any provisions of our Certificate of Incorporation or Bylaws to the extent that such action would have a material adverse effect on the rights of the Series C Preferred Stock or Series B Preferred Stock;

    - REDEMPTION. On February 10, 2009, the Company may redeem all outstanding shares of Series C Preferred Stock and the Series B Preferred Stock by paying the stated value per share ($5.00 per share) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

    - CONVERSION. Prior to the Initial Closing, each shares of Series C Preferred Stock was convertible into one share of Common Stock. After the Initial Closing, each share of Series C Convertible Preferred Stock is convertible into 1.152 shares of Common Stock. After the Notice Effective Date, and assuming no additional dilution adjustments relating to other transactions, the Series C Preferred Stock will again be convertible into one share of Common Stock.

TERMS OF THE SERIES D PREFERRED STOCK.

    The following is a summary of the material terms of the Series D Preferred Stock which will take effect upon the designation of the Series D Preferred Stock on the Notice Effective Date:

    - RANK. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series D Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock rank senior to each other class or series of preferred stock and prior to the Common Stock and all subsequently issued classes and series of capital stock. The Series D Preferred Stock ranks in parity with the Series B Preferred Stock and the Series C Preferred Stock.

    - LIQUIDATION. In the event of any liquidation, dissolution or winding up, or merger, of the Company, the holders of the Series D Preferred Stock will receive $0.85 per share plus all accrued but unpaid dividends.

    - DIVIDENDS. The holders of Series D Preferred Stock will receive cash dividends at an annual rate of 6.5% of the stated value per share of $0.85, payable quarterly in cash. The Company has the option to accrue and not pay dividends until the end of the quarterly period following
      February 10, 1999.

    - RESTRICTIONS ON DIVIDENDS. So long as any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are outstanding, the Company may not pay any dividends on or repurchase, redeem or retire any junior securities.

    - VOTING RIGHTS. Each share of Series D Convertible Preferred Stock will be entitled to one vote. The holders of the Series D Preferred Stock are entitled to vote with the holders of the

      Common Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock, as a single class, on all matters presented to the holders of the Common Stock except that the holders of the Series C Stock and the Series D Preferred Stock may not vote for the election of directors.

    - RESTRICTIONS. Without the consent of the holders of the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, voting as a single class, the Company may not take any of the following actions:

       - authorize, create or issue, or increase the authorized amount of any senior securities, parity securities or any security convertible into a class or series of capital stock prior to the mandatory redemption date of the Series D Preferred Stock;

       - reorganize or reclassify outstanding shares of common stock, enter into any consolidation or merger, or sell or convey all or substantially all its property;

       - amend, alter or repeal any provisions of our Certificate of Incorporation or Bylaws to the extent that such action would have a material adverse effect on the rights of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

    - REDEMPTION. On February 10, 2009, the Company may redeem all outstanding shares of Series D Preferred Stock and the Series B Preferred Stock by paying the stated value per share ($0.85 per share) plus all accrued but unpaid dividends in cash out of funds legally available for such purpose.

    - CONVERSION. Each share of Series D Convertible Preferred Stock will be convertible into one share of common stock.

VOTE REQUIRED

    Each of the Designation Proposal and the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of the Series B Preferred Stock and Series C Preferred Stock, voting together as a single class. The Stock Issuance Proposal also requires the affirmative vote of the holders of a majority of the votes entitled to be cast of by the holders of all outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class.

                                  THE PROPOSAL
                                    TO AMEND
                        THE CERTIFICATE OF INCORPORATION

BACKGROUND

    The Initial Closing caused an adjustment in the Conversion Ratio of both the Series B and Series C Preferred Stock. SFP has agreed to waive the benefits of the Adjusted Conversion Ratios until the Additional Closing; however, until the Additional Closing, other holders of shares of Series C Preferred Stock are able to convert their shares into shares of Common Stock at a higher rate.

    Due to the Stated Value of the Series C Preferred Stock, the Company and SFP amended the Stock Purchase Agreement to allow for the purchase and sale of a newly designated class of Preferred Stock, the Series D Preferred Stock. It was intended by the Company and SFP that the Series D Preferred Stock have the same terms as the Series C Preferred Stock except that the stated value of the Series D Preferred Stock would be equal to $0.85 per share.

AMENDMENTS TO REFLECT THE ISSUANCE OF SERIES D PREFERRED STOCK

    Several provisions of the Certificates of Designations for the Series B and Series C Stock currently reflect the existence only of the Series B and Series C Preferred Stock. The amendment to the Certificate of Incorporation will amend these provisions to recognize the existence of the Series D Preferred Stock as described in more detail below. The exact text of these amendments appear, in their entirety, as Exhibit B attached to this Information Statement.

AMENDMENT REGARDING THE CONVERSION RATIO

    Prior to the Initial Closing, holders of shares of Series B Preferred Stock and Series C Preferred Stock could convert each share of such stock into one share of Common Stock. After the Initial Investment, each share of Series B is convertible into 0.23 of a share of Common Stock and each share of Series C Preferred Stock is be convertible into 1.152 shares of Common Stock. The proposed amendment to the Certificate of Incorporation would eliminate the adjustment made to the Conversion Ratio by the SFP Investment, include any exercise by SFP in the future of the Series D Warrant.

EFFECT OF AMENDMENTS TO CERTIFICATE OF INCORPORATION

    AMENDMENTS TO REFLECT THE ISSUANCE OF SERIES D PREFERRED STOCK. The amendments to the Certificate of Incorporation which will reflect the issuance of the Series D Preferred Stock are as follows:

    - Article II, Subsection (A) of the Series B and Series C Certificates of Designations will be amended to reflect that the Series D Preferred Stock shall rank on parity with the Series B and Series C Preferred Stock and will therefore include Series D Preferred Stock in the definition of "Parity Security."

    - Article II, Subsection (B) of the Series B and Series C Certificates of Designations will be amended to reflect that the Series D Preferred Stock will rank on parity with the Series B and Series C Preferred Stock upon liquidation, dissolution or winding up of the Company.

    - Article VII, Subsection (B) of the Series B and Series C Certificates of Designations will be amended to reflect that the Series D Preferred Stock shall vote together with the Series B and Series C Preferred Stock in all matters other than the election of directors and that the Series D Preferred Stock shall have no right to vote in the election of directors.

    - Article VII, Subsection (D) of the Series B and Series C Certificates of Designations will be amended to reflect that the holders of the Series D Preferred Stock, voting together with the Series B and Series C Preferred Stock, will have the right to consent to any future issuance of

      Preferred Stock that is senior, or ranks on parity with, the Series B, Series C and Series D Preferred Stock.

    - Article VII, Subsection (E) of the Series B Certificate of Designations and Article VII, Subsection (D) of the Series C Certificate of Designations will be amended to reflect that the holders of the Series D Preferred Stock, voting together with the Series B and Series C Preferred Stock, will have the right to consent to any future amendments to the Certificate of Incorporation, or other actions, that may have a material adverse impact on the holders of the Series B and Series C Preferred Stock.

    - Article VII, Subsection (F) of the Series B Certificate of Designations and Article VII, Subsection (E) of the Series C Certificate of Designations will be amended to reflect that the Series D Preferred Stock will have the same voting rights as the Series B and Series C Preferred Stock.

    AMENDMENT REGARDING THE CONVERSION RATIO. Prior to the Initial Closing, the Series C Preferred Stock was convertible into one share of Common Stock, at the option of the holder. Effective after the Initial Closing, the Conversion Ratio of the Series B and Series C Preferred Stock was adjusted such that each share of Series C Preferred Stock is convertible into 1.152 shares of Common Stock. Upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State for the State of Delaware, which the Company expects to occur on or about the Notice Effective Date, Article VIII, Subsection (G)(ii) of the Series B and Series C Certificates of Designations will be amended such that the Conversion Ratio will be adjusted to negate the effect of the adjustment resulting from the Initial Investment.

    THUS, FOR THE PERIOD OF TIME UNTIL THE ADDITIONAL CLOSING, THE HOLDERS OF SHARES OF SERIES B AND SERIES C PREFERRED STOCK ARE ABLE TO CONVERT AT A RATE OF
1.152 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES B OR SERIES C PREFERRED STOCK AND AFTER THE DATE OF THE ADDITIONAL CLOSING, THE EFFECT OF THIS ADJUSTMENT WILL BE ELIMINATED AND, ASSUMING NO OTHER EVENT CAUSING AN ADJUSTMENT OCCURS DURING THAT TIME, THE RATIO WILL AGAIN BE 1.00. Note that SFP, members of the Company's Board of Directors and management, have waived their right to benefit from the Adjusted Conversion Ratio during the period of time between the Initial Closing and the Additional Closing, so only the holders of Series C Preferred Stock other than SFP, members of the Company's Board of Directors and management will have the right to convert at the adjusted rate.

VOTE REQUIRED

    The Certificate of Incorporation Amendment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of Common Stock, Series B Preferred Stock and Series D Preferred Stock, voting together as a single class.

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
                          AAMES FINANCIAL CORPORATION
                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN

INTRODUCTION

    The Aames Financial Corporation 1999 Stock Option Plan (the "1999 PLAN") was adopted by the Company's Board of Directors effective as of February 10, 1999, as amended and as adopted by the Company's stockholders at the 1998 Annual Meeting held in September of 1999. The Amended 1999 Plan supersedes the Company's 1991 Stock Incentive Plan, 1999 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 Stock Option Plan and 1997 Non-Qualified Stock Option Plan and provides for the issuance of options to purchase shares of the Company's Common Stock ("Shares") to officers, key employees and consultants of the Company and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1999 Plan was 2,922,402 Shares. On June 7, 2000, the Board of Directors approved the Amended and Restated 1999 Stock Option Plan (the "AMENDED 1999 PLAN"), subject to approval by the Company's stockholders. The Amended 1999 Plan increases the number of shares available from 2,922,402 to 13 million, and also provides for the automatic annual grant of 50,000 options to the Company's outside directors.

    Although this Information Statement contains a summary of the principal features of the Amended 1999 Plan, this summary is not intended to be complete and reference should be made to Exhibit "C" to this Information Statement for the complete text of the Amended 1999 Plan.

PURPOSE

    The Amended 1999 Plan is intended as an incentive and to encourage stock ownership by officers and certain other key employees of the Company in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

EFFECTIVE DATE

    The Amended 1999 Plan will be effective as of the Notice Effective Date. The expiration date of the Amended 1999 Plan, after which no options may be granted, is December 31, 2008.

ADMINISTRATION

    The Amended 1999 Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), which will consist of not less than three members, two of whom will be appointed by Capital Z during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement own at least 25% of the outstanding voting securities of the Company. The Committee determines which individuals may participate in the Amended 1999 Plan and the type, extent and terms of the options to be granted. In addition, a Stock Option Committee has been established with the authority to grant options to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer. Grants made by the Stock Option Committee are subject to ratification by the Compensation Committee.

ELIGIBILITY AND NON-DISCRETIONARY GRANTS

    The Amended 1999 Plan provides that options may be granted to officers and other key employees of the Company (excluding members of the Committee), subject to the limitations on incentive stock options. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding members of the Committee) who the Committee determines should receive options under the Amended 1999 Plan. The approximate number of individuals eligible to participate in the Amended 1999 Plan is fifty. Further, the Amended 1999 Plan will provide for the automatic grant of 50,000 stock options per year to each of the Company's independent directors.

TERMS OF OFFERING

    The terms of options granted under the Amended 1999 Plan are determined by the Committee. In the sole and absolute discretion of the Committee, such options may be either "incentive stock options" within the meaning of
Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the Amended 1999 Plan and all other incentive plans of the Company and any Parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

    Exercise of the Option. The Committee determines when options granted under the Amended 1999 Plan may be exercisable. Payment for Shares purchased under an option granted under the Amended 1999 Plan must be made in full upon exercise of the option, by certified bank or cashier's check payable to the order of the Company or by any other means acceptable to the Company.

    Option Price. Unless otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Amended 1999 Plan will not be less than the fair market value of the stock at the time the option is granted. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.

    Termination of Options. All options granted under the Amended 1999 Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the Shares called for by the unexercised portion of such option may again be subject to an option under the Amended 1999 Plan.

    Non-Transferability of Options. No option granted under the Amended 1999 Plan shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

    Non-Transferability of Underlying Stock. Unless otherwise provided in an option agreement or agreed to by the Compensation Committee at the time of exercise, all option holders agree not to sell or otherwise transfer more than 25% of the Common Stock purchased pursuant to an option in any given year and in the aggregate not to sell or otherwise transfer more than 25% of such stock during any period commencing on the effective date of the Amended 1999 Plan.

    Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Amended 1999 Plan as may be determined by the Committee.

ADJUSTMENTS UPON CHANGES IN CONTROL

    The aggregate number of shares of stock which may be purchased pursuant to options granted under the Amended 1999 Plan, the maximum number of shares for which options may be granted to any one person the number of shares of stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

    In the event of any change in the outstanding shares of stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of stock or other securities covered by outstanding options, and the option price thereof.

CHANGE IN CONTROL

    Except as otherwise provided in a particular option agreement, in the event of a Change in Control (as defined in the Amended 1999 Plan), all options shall become immediately exercisable with respect to 100% of the shares subject to such options. Provided, however, that subject to certain exceptions, no event shall be treated as a Change in Control unless a Capital Z Realization Event has occurred (as defined in the Amended 1999 Plan).

MARKET VALUE

    The market value of the shares of Common Stock on the New York Stock Exchange on May 26, 1999 was $1.4375 per share.

SHARES SUBJECT TO THE AMENDED 1999 PLAN

    As noted above, the total number of shares of Common Stock reserved for issuance under the Amended 1999 Plan is 13 million. No single person may receive options for more than 6.5 million shares of Common Stock during the term of the Amended 1999 Plan.

AMENDMENT AND TERMINATION OF THE AMENDED 1999 PLAN

    The Board of Directors may, without the consent of the Company's stockholders or optionees under the Amended 1999 Plan, at any time terminate the Amended 1999 Plan entirely and at any time or from time to time amend or modify the Amended 1999 Plan. No such amendment or termination shall adversely affect options already granted under the Amended 1999 Plan without the optionee's consent. Approval of the stockholders is required to amend the Amended 1999 Plan for the purpose of (a) increasing the total number of Shares which may be purchased pursuant to options granted under the Amended 1999 Plan, except adjustments made for recapitalizations, or (b) expand the class of employees eligible to receive options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Amended 1999 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws.

    Incentive Stock Options. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. If the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time after the later of (i) one year after the date of transfer of shares to the optionee pursuant to the exercise of such ISO or (ii) two years after the date of grant of such ISO (the "ISO Holding Period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the ISO Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the ISO Shares at any time during the ISO Holding Period, then (i) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price paid for the ISO Shares, (iii) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the ISO Shares over the sales price of the ISO Shares and (iv) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

    For purposes of computing an optionee's "alternative minimum tax," an ISO is treated as a non-qualified stock option, as discussed below. Thus, the amount by which the fair market value of ISO Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

    Non-qualified Stock Options. The grant of a non-qualified stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the non-qualified stock option ("Non-qualified Option Shares") (determined as if the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the non-qualified Stock Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. Such gain or loss will be treated as short-term depending on the optionee's holding period for the shares involved in the disposition. If an optionee receives a non-qualified stock option having an exercise price that is only a small fraction of the value of the underlying non-qualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

    Special Rules for Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income s hould be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

    Miscellaneous Tax Issues. Special rules will apply in cases where an optionee pays the exercise price of the option or applicable withholding tax obligations under the Amended 1999 Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares. The Amended 1999 Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. It should be noted that while the Company's intent is to prevent
Section 162(m) of the Code from limiting the deductibility of options, no advance determination will be obtained from the Internal Revenue Service in this regard. For this reason, and because of possible unforeseen future events, it is impossible to determine the precise extent to which the Company will be entitled to a tax deduction in connection with the exercise of options.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The Board of Directors has unanimously approved the adoption of the Amended 1999 Plan. On June [ ], 2000, the Company received the written affirmative vote of a majority of votes entitled to be cast by the holders of outstanding shares of Common Stock and Series B and Series C Convertible Preferred Stock, voting as a single class. Therefore, the necessary vote required to approve the Amended 1999 Plan was received and the Amended 1999 Plan was approved.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of June 7, 2000, certain information relating to the ownership of the Common Stock which includes shares of Common Stock issuable upon the exercise of stock options and warrants and conversion of Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Directors and certain of its executive officers and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. On June 2, 2000, there were outstanding 6,214,621 shares of Common Stock, 26,704,000 shares of Series B Preferred Stock (representing the right to convert into 5,340,800 shares of Common Stock, and 20,194,672 shares of Series C Preferred Stock.

NUMBER OF                                                                                      PERCENT
TITLE OF CLASS                               NAME AND ADDRESS                 SHARES           OF CLASS
--------------                   -----------------------------------------  ----------         --------
Common Stock                     Specialty Finance Partners
                                 54 Thompson Street
                                 New York, New York 10012.................  70,218,146(1)(2)     91.87%(2)

Common Stock                     Neil B. Kornswiet(3).....................     612,572(4)         7.61%

Common Stock                     William Cook(5)..........................      40,250(6)            *
Common Stock                     David H. Elliott(5)......................       1,000               *
Common Stock                     Steven M. Gluckstern(7)(8)...............      36,830(9)            *
Common Stock                     C. John Kohler(5)........................      21,875(10)           *
Common Stock                     John F. Madden, Jr.(5)...................       2,355(11)           *
Common Stock                     A. Jay Meyerson(5).......................      22,500(12)           *
Common Stock                     Adam M. Mizel(7).........................      18,415(9)            *
Common Stock                     Neil Notkin(5)...........................      37,830(13)           *
Common Stock                     Eric C. Rahe(7)..........................       3,735(9)            *
Common Stock                     Daniel H. Relf(5)........................      32,298(14)           *
Common Stock                     Mani A. Sadeghi(7).......................         625(9)            *
Common Stock                     Geoffrey Sanders(5)......................      13,875(15)           *
Common Stock                     David A. Spuria(7).......................       2,490(9)            *
Common Stock                     Georges C. St. Laurent, Jr.(5)...........     321,320(16)        4.92%
Common Stock                     Cary H. Thompson(5)......................     384,184(17)        5.83%
Common Stock                     Joe Tomei(5).............................         125(9)            *

Common Stock                     All executive officers, directors and
                                 nominees as a group (16 persons).........     939,768(18)       13.17%

Series B                         Specialty Finance Partners
  Preferred Stock(19)(20)        54 Thompson Street
                                 New York, New York 10012.................  26,704,000(21)      100.00%

NUMBER OF                                                                                      PERCENT
TITLE OF CLASS                               NAME AND ADDRESS                 SHARES           OF CLASS
--------------                   -----------------------------------------  ----------         --------
Series C                         Specialty Finance Partners
  Preferred Stock(19)            54 Thompson Street
                                 New York, New York 10012.................  64,627,347(22)(2)    97.91%(2)

Series C                         Georges C. St. Laurent, Jr.(3)...........     310,000(23)           *
  Preferred Stock(19)

Series C                         Cary H. Thompson(3)......................      50,000(24)           *
  Preferred Stock(19)

Series C                         All executive officers, directors and
  Preferred Stock(19)            nominees as a group (16 persons)(19).....     472,000(25)           *

------------------------

* Less than one percent.

 (1) Includes 5,340,800 shares of Common Stock issuable upon conversion of 26,704,000 shares of Series B Preferred Stock and 18,827,346 shares of Common Stock issuable upon conversion of 18,827,346 shares of Series C Preferred Stock. In addition, SFP, as a result of the receipt of warrants to purchase 250,000 shares of Common Stock by Capital Z Management, Inc., may be deemed to be the beneficial owner of 250,000 shares of Common Stock. Specialty Finance Partners is a Bermuda general partnership, 99.6% of which is owned by Capital Z Financial Services Fund II, L.P. and 0.4% of which is owned by Equifin Capital Parters, LLC.

 (2) Includes 40,800,000 shares of Series C Preferred Stock and received warrants to purchase 5 million shares of Series C Preferred Stock, exercisable immediately at an exercise price of $0.85 issued on June 7, 2000 pursuant to the SFP Investment. It is expected that, within the next 60 days, SFP will exchange the 40,800,000 shares of Series C Preferred Stock for 40,800,000 shares of Series D Preferred Stock (which has not yet been designated), exchange the Series C Warrant for the Series D Warrant and purchase an additional 18,023,529 shares of Series D Preferred Stock.

 (3) Mr. Kornswiet's address is care of Belin Rawlings & Badal, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025-1758, ATTN: Douglas Rawlings.

 (4) Includes 250,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000. Mr. Kornswiet's employment with the Company ended during the first quarter of fiscal 2000.

 (5) The address of each individual is in care of the Company at 350 S. Grand Avenue, 52(nd) Floor, Los Angeles, California 90071.

 (6) Includes 9,600 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 30,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

 (7) The address of each individual is in care of Capital Z Partners, 54 Thompson Street, New York, New York 10012.

 (8) Mr. Gluckstern is a member of the Investment Committees of Capital Z Partners, Ltd. and Capital Z Management, Inc. and, in such capacities has the authority to approve the disposition of investments of Capital Z and Capital Z Financial Services Private Fund II, L.P. which are both general partners of SFP.

 (9) Represents shares of Common Stock underlying warrants which are currently exercisable. Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, and Spuria has disclaimed beneficial ownership of the Preferred Stock held by SFP.

(10) Includes 1,875 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 20,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(11) Includes 2,355 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money).

(12) Represents shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000. Mr. Meyerson was appointed as the Company's Chief Executive Officer on October 25, 1999 and as a member of the Board of Directors on November 1, 1999.

(13) Includes 7,830 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 30,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(14) Includes 11,798 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 20,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(15) Includes 1,875 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 12,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(16) Includes 1,320 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 310,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(17) Includes 329, 864 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 50,000 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock.

(18) Includes 389,017 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of June 7, 2000 (none of which are currently in-the-money). Includes 534,221 shares of Common Stock underlying the conversion of shares of Series C Preferred Stock and warrants to purchase Common Stock.

(19) As the shares of Preferred Stock were, on June 7, 2000, convertible into shares of Common Stock, they are included in the Common Stock shares and percent of class figures.

(20) Specialty Finance Partners holds 100% of the issued and outstanding Series B Preferred Stock. None of the Directors or executive officers beneficially hold any shares of Series B Preferred Stock.

(21) Convertible into 5,340,800 shares of Common Stock.

(22) Convertible into 64,627,347 shares of Common Stock.

(23) Convertible into 310,000 shares of Common Stock.

(24) Convertible into 50,000 shares of Common Stock.

(25) Convertible into 472,000 shares of Common Stock.

                        DISSENTERS' RIGHTS OF APPRAISAL

    No action was taken in connection with the Proposal by the Board of Directors or the Voting Stockholders for which the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), or the Company's Bylaws, as amended (the "BYLAWS"), provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

         INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

    Steven Gluckstern, the Chairman of the Board of Directors of the Company and Adam Mizel, Eric Rahe and David Spuria, each a Director of the Company, are affiliated, are investors in, or are employed by affiliates of Capital Z. Capital Z is a general partner of SFP and owns 99.6% of SFP.

    A. Jay Meyerson, the Company's Chief Executive Officer, will purchase shares of Series D Preferred Stock pursuant to his Management Investment Agreement, as amended. Mr. Meyerson will purchase $500,000 of shares of Series D Preferred Stock at Fair Market Value (as defined in the Certificate of Incorporation) half of which will be paid in cash and the other half of which will be paid for by delivery of a note secured by the stock. Mr. Meyerson is expected to purchase these shares on or about the Notice Effective Date.

    Mani Sadeghi, a Director of the Company, is the Chief Executive Officer of, and an investor in, Equifin Capital Partners, LLC.

    Joseph Tomei, the Company's Chief Financial Officer, is also an employee (and investor in) Equifin Capital Partners, LLC. Equifin Capital Partners, LLC is a general partner of SFP and owns 0.4% of SFP.

    Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, Spuria and Tomei have disclaimed beneficial ownership of the stock of the Company owned by SFP.

    No other officer or director of the Company has any substantial interest in either the Designation Proposal or the Stock Issuance Proposal (together, the "PROPOSALS"), except insofar as such officers or directors may be stockholders, or holders of derivative securities, of the Company, in which case the implementation of the Proposals will affect them in the same manner as its affect all other stockholders, or holders of derivative securities, of the Company. However, as a result of the Proposals the Board of Directors will have the discretion to issue shares of, or securities convertible into shares of, Series C Preferred Stock including to officers and/or directors of the Company.

                             EXECUTIVE COMPENSATION

    Information with respect to the executive compensation of the Company is incorporated herein by this reference to the Company's definitive Proxy Statement for the Company's 1999 Annual Meeting of Stockholders which was filed with the Securities and Exchange Commission (the "SEC") on February 4, 2000 and mailed to all of the holders of the Common Stock, Series B Preferred Stock and Series C Preferred Stock.

                        FINANCIAL AND OTHER INFORMATION

    The Company's financial statements are incorporated herein by this reference to the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 1999 (filed with the SEC on September 3, 1999), the Company's Form 10-K/A filed with the SEC on August 6, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1999 (filed with the SEC on November 15, 1999), the quarter ending December 31, 2000 (filed with the SEC on February 14,
2000) and the quarter ending March 31, 2000 (filed with the SEC on May 22,
2000).

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

    No security holder entitled to consent has submitted to the Company a proposal which is accompanied by notice of such security holders' intention to present the proposal for action at a future meeting of the stockholders of the Company.

                                          AAMES FINANCIAL CORPORATION

                                          /s/ John F. Madden, Jr.

                                          John F. Madden, Jr.
                                          SECRETARY

June   , 2000

                                   EXHIBIT A
                      CERTIFICATE OF DESIGNATIONS FOR THE
                      SERIES D CONVERTIBLE PREFERRED STOCK

--------------------------------------------------------------------------------

                CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
               PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                  OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS,
                    LIMITATIONS OR RESTRICTIONS THEREOF, OF
                    SERIES D CONVERTIBLE PREFERRED STOCK OF
                          AAMES FINANCIAL CORPORATION

--------------------------------------------------------------------------------

    AAMES FINANCIAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of the Corporation's previously authorized preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:

                     SERIES D CONVERTIBLE PREFERRED STOCK:
                           I. DESIGNATION AND AMOUNT

    The designation of this series of shares shall be "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") par value $0.001 per share; the stated value per share shall be $[0.90] (the "Stated Value"); and the number of shares constituting such series shall be [121,851,622]. The number of shares of the Series D Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided, however, that such number shall not be decreased below the aggregate number of shares of the Series D Preferred Stock then outstanding.

                                    II. RANK

    A. With respect to dividends, the Series D Preferred Stock shall rank
(i) senior to each other class or series of Preferred Stock, except for the Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series B Preferred Stock") and the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series C Preferred Stock"); (ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series D Preferred Stock ranks on a parity, including the Series B Preferred Stock and the Series C Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

    B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series D Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock, except for the Series B Preferred Stock and the Series C Preferred Stock; (ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock; and (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series D Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series D Preferred Stock ranks on parity, including the Series B Preferred Stock and the Series C Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series D Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

    C. The Series D Preferred Stock shall be subject to the creation of Junior Dividend Securities and Junior Liquidation Securities (collectively, "Junior Securities"), but no Parity Dividend Securities or Parity Liquidation Securities (collectively, "Parity Securities") (other than the Series B Preferred Stock) or Senior Dividend Securities or Senior Liquidation Securities (collectively, "Senior Securities") shall be created except in accordance with the terms hereof.

                                 III. DIVIDENDS

    A. DIVIDENDS. Subject to the terms of paragraph D below, shares of Series D Preferred Stock shall accumulate dividends at a rate of 6.5% per annum (the "Dividend Rate"), which dividends shall be paid quarterly in cash, in four equal quarterly installments on the last day of March, June, September and December of each year, or if any such date is not a Business Day, the Business Day next preceding such day (each such date, regardless of whether any dividends have been paid or declared and set aside for payment on such date, a "Dividend Payment Date"), to holders of record (the "Registered Holders") as they appear on the stock record books of the Corporation on the fifteenth day prior to the relevant Dividend Payment Date; provided, however, that during the Accrual Period (as defined in Article IX hereof) the Corporation shall have the option to accrue such dividends, which dividends, to the extent so accrued, shall compound quarterly. Dividends shall accrue and accumulate on the Stated Value of each share of Series D Preferred Stock. Dividends shall be paid only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. Dividends shall begin to accumulate on outstanding shares of Series D Preferred Stock from the date of issuance and shall be deemed to accumulate from day to day whether or not earned or declared until paid. Dividends shall accumulate on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

    B. ACCUMULATION. Dividends on the Series D Preferred Stock shall be cumulative, and from and after (i) any Dividend Payment Date on which any dividend that has accumulated or been deemed to have accumulated through such date has not been paid in full (other than by reason of the election of the Corporation to accrue dividends during the Accrual Period); or (ii) any payment date set for a redemption on which such redemption payment has not been paid in full, additional dividends shall accumulate in respect of the amount of such unpaid dividends or unpaid redemption payment (the "Arrearage") at 125% of the stated dividend rate (or such lesser rate as may be the maximum rate that is then permitted by applicable law). Such additional dividends in respect of any Arrearage shall be deemed to accumulate from day to day whether or not earned or declared until the Arrearage is paid, shall be calculated as of such successive Dividend Payment Date, and shall constitute an additional Arrearage from and after any Dividend Payment Date to the extent not paid on such Dividend Payment Date. References in any Article herein to dividends that have accumulated or that have been deemed to have accumulated with respect to the Series D Preferred Stock shall include the amount, if any, of any Arrearage together with any dividends accumulated or deemed to have accumulated on such Arrearage pursuant to the immediately preceding two sentences. Additional dividends in respect of any Arrearage may be declared and paid at any time, in whole or in part, without reference to any regular Dividend Payment Date, to Registered Holders as they appear on the stock record books of the Corporation on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date). Dividends in respect of any Arrearage shall be paid in cash.

    C. METHOD OF PAYMENT. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series D Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares then outstanding. After February 10, 2001, dividends that are declared and paid in an amount less than the full amount of dividends accumulated on the Series D Preferred Stock (and on any Arrearage) shall be applied first to the earliest dividend which has not theretofore been paid. All cash payments of dividends on the shares of Series D Preferred Stock shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                           IV. LIQUIDATION PREFERENCE

    A. LIQUIDATION PREFERENCE. The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount per share equal to the sum of (i) the dividends, if any, accumulated or deemed to have accumulated thereon to the date of final distribution to such holders, whether or not such dividends are declared; and (ii) the Stated Value thereof, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Securities. After any such payment in full after the consummation of the Recapitalization, the holders of Series D Preferred Stock shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation.

    C. PARITY SECURITIES. All the assets of the Corporation available for distribution to stockholders after the liquidation preferences of any Senior Liquidation Securities shall be distributed ratably (in proportion to the full distributable amounts to which holders of Series D Preferred Stock and Parity Liquidation Securities, if any, are respectively entitled upon such dissolution, liquidation or winding up) among the holders of the then-outstanding shares of Series D Preferred Stock and Parity Liquidation Securities, if any, when such assets are not sufficient to pay in full the aggregate amounts payable thereon.

    D. MERGER NOT A LIQUIDATION. Neither a consolidation or merger of the Corporation with or into any other Person or Persons, nor a sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets for cash, securities or other property to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Article IV, but the holders of shares of Series D Preferred Stock shall nevertheless be entitled from and after any such consolidation, merger or sale, conveyance, lease, exchange or transfer of all or part of the Corporation's assets to the rights provided by this Article IV following any such transaction. Notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to each holder of shares of Series D Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to any payment date stated therein, to holders of record as they appear on the stock record books of the Corporation as of the date such notices are first mailed.

                                 V. REDEMPTION

    A. OPTIONAL REDEMPTION. Commencing on the earlier to occur of (x) the February 10, 2009 and (y) the date on which fewer than 25% of the shares of Series D Preferred Stock issued on the Issue Date remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series D Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the Redemption Price therefor in cash out funds legally available for such purpose.

    B. NOTICE AND REDEMPTION PROCEDURES. Notice of the redemption of shares of Series D Preferred Stock pursuant to paragraph A of this Article V (a "Notice of Redemption") shall be sent to the holders of record of the shares of Series D Preferred Stock to be redeemed by first class mail, postage prepaid, at each such holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, as applicable, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any holder, or any defect in such Notice of Redemption to any holder shall not affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock held by any other holder. In order to facilitate the redemption of shares of Series D Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series D Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, as applicable, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, as applicable, all dividends on shares of Series D Preferred Stock shall cease to accumulate and all rights of the holders thereof as holders of Series D Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date, as applicable.

    C. DEPOSIT OF FUNDS. The Corporation shall, on or prior to the Optional Redemption Date, as applicable, pursuant to paragraph B of this Article V, deposit with its transfer agent or other redemption agent in the Borough of Manhattan, The City of New York having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series D Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series D Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. No dividends shall accumulate on any shares of Series D Preferred Stock after the Optional Redemption Date, as applicable, for such shares (unless the Corporation shall fail to deposit cash sufficient to redeem all such shares). In case holders of any shares of Series D Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the

Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

                         VI. RESTRICTIONS ON DIVIDENDS

    So long as any shares of the Series D Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities or Parity Securities or the repurchase, redemption or other retirement of Junior Securities or Parity Securities in exchange for Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accumulated and unpaid dividends on shares of the Series D Preferred Stock not paid on the dates provided for in paragraph A of Article III hereof (including Arrearages and accumulated dividends thereon) shall have been paid, except that when dividends are not paid in full as aforesaid upon the shares of Series D Preferred Stock, all dividends declared on the Series D Preferred Stock and any series of Parity Dividend Securities shall be declared and paid pro rata so that the amount of dividends so declared and paid on Series D Preferred Stock and such series of Parity Dividend Securities shall in all cases bear to each other the same ratio that accumulated dividends (including interest accrued on or additional dividends accumulated in respect of such accumulated dividends) on the shares of Series D Preferred Stock and such Parity Dividend Securities bear to each other.

                               VII. VOTING RIGHTS

    A. The holders of Series D Preferred Stock shall be entitled to the number of votes per share of Series D Preferred Stock equal to the number of shares of Common Stock for which such share of Series D Preferred Stock is then convertible pursuant to Article VIII at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action and consideration, other than the election of directors.

    B. So long as any shares of the Series D Preferred Stock are outstanding,
(i) each share of Series D Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, other than the election of directors; and (ii) the shares of Series D Preferred Stock shall vote together with shares of Common Stock and shares of Series B Preferred Stock and the Series C Preferred Stock as a single class.

    C. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof or

(ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

    D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not
(i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series D Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph E below.

    E. The foregoing rights of holders of shares of Series D Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

    The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

    At each meeting of stockholders at which the holders of shares of Series D Preferred Stock shall have the right to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

        (A) the absence of a quorum of the holders of shares of Series D Preferred Stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

        (B) in the absence of a quorum of the holders of shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

    For taking of any action as provided in this Article VII by the holders of shares of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

    F. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

                                VIII. CONVERSION

    The holders of the Series D Preferred Stock shall have conversion rights as follows:

    A. Each share of Series D Preferred Stock shall be convertible at the direction of, and by notice to the Corporation from, (i) the holder thereof or (ii) the holders of a majority of the outstanding shares of Series D Preferred Stock, at any time, at the office of the Corporation or any transfer agent for such Series, into one (1) fully paid and nonassessable share of Common Stock subject to adjustment from time to time as provided below (as so adjusted, the "conversion ratio"), PROVIDED, that any conversion pursuant to clause (ii) above of less than all of the outstanding shares of Series D Preferred Stock shall be on a pro rata basis amongst all holders of Series D Preferred Stock.

    B. If a holder of Series D Preferred Stock gives notice (an "Optional Conversion Notice") of conversion under paragraph A above, such holder shall surrender with such Optional Conversion Notice the duly endorsed certificate or certificates for the Series D Preferred Stock being converted, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If the holders of a majority of the outstanding shares of Series D Preferred Stock give notice of conversion under paragraph A above, the Corporation shall notify all other record holders of Series D Preferred Stock (a "Mandatory Conversion Notice"). Following receipt of a Mandatory Conversion Notice, the holders of Series D Preferred Stock shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for such Series, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after the surrender of a Series D Preferred Stock certificate or certificates pursuant to an Optional Conversion Notice or Mandatory Conversion Notice, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such Optional Conversion Notice or Mandatory Conversion Notice, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date. The issuance of certificates or shares of Common Stock upon conversion of shares of Series D Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance.

    C. No fractional shares shall be issued upon conversion of any shares of Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and the holder of Series D Preferred Stock shall be paid in cash for any fractional share.

    D. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or other class of securities, or shall offer for subscription pro rata to the holders of its Common Stock or other class of securities any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series D Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph H applies the Corporation shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

    E. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, then in addition to such other remedies as shall be available to the holder of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

    F. Any notice required by the provisions of paragraph D to be given the holders of shares of Series D Preferred Stock shall be deemed given if sent by facsimile transmission, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

G. The conversion ratio shall be subject to adjustment from time to time as follows:

        (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

        (ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") having a "Conversion Price" (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of
    (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of
    (x) the number of shares of Common Stock outstanding on such date and
    (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series D Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon such expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion.

       (iii) In case the Corporation shall at any time or from time to time after the Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than (A) regular quarterly dividends payable in cash in an aggregate amount not to exceed 15% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on July 1, 1998, and ending on the date such dividend is paid or
    (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this paragraph G, then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series D Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying
    (1) the applicable conversion ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value (as defined in Article IX) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series D Preferred Stock) of such dividend or distribution; PROVIDED, HOWEVER, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the current market price per share of the Common Stock for the period of 20 Trading Days proceeding such 35th Trading Day. An adjustment made pursuant to this clause (iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; PROVIDED, HOWEVER, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off.

        (iv) For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

        (v) The term "dividend", as used in this paragraph G shall mean a dividend or other distribution upon stock of the Corporation except pursuant to the Rights Agreement (as defined in Article IX). Notwithstanding anything in this Article VIII to the contrary, the conversion ratio shall not be adjusted as a result of any dividend, distribution or issuance of securities of the Corporation pursuant to the Rights Agreement.

        (vi) Anything in this paragraph G to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the conversion ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the conversion ratio by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion ratio by at least one-hundredth of one share of Common Stock, such change in conversion ratio shall thereupon be given effect.

       (vii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph G.

      (viii) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph G or in the conversion ratio then in effect shall be required by reason of the taking of such record.

        (ix) There shall be no adjustment of the conversion ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraph G(i), G(ii) and H of this Article VIII.

    H. In case of any reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph G(i) of this Article VIII), or in case of any consolidation or merger of the Corporation with or into another corporation, or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series D Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph H shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

    I. Upon any adjustment of the conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Article VIII, then, and in each such case, the Corporation shall promptly deliver to the registered holders of the Series D Preferred and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this Article VIII.

                           IX. ADDITIONAL DEFINITIONS

    For the purposes of this Certificate of Designations of Series D Preferred Stock, the following terms shall have the meanings indicated:

    "Accrual Period" means the end of the first quarterly period following February 10, 2001.

    "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

    "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Bylaws" means the Bylaws of the Corporation, as amended.

    "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. National Market System or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumption as such firm shall deem to be necessary and appropriate.

    "Equity Securities" of any Person means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

    "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

    "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

    "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

    "Issue Date" shall mean the first date on which shares of Series D Preferred Stock are issued.

    "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

    "Redemption Price" of a share of Series D Preferred Stock shall mean the sum of (a) the dividends, if any, accumulated or deemed to have accumulated thereon to the Optional Redemption Date, as applicable, whether or not such dividends are declared PLUS Stated Value thereof subject, to adjustment for splits, reclassifications, recombinations or similar events.

    "Rights" shall mean any rights to purchase securities of the Corporation issued pursuant to any Rights Agreement.

    "Rights Agreement" shall mean the Rights Agreement, dated as of June 21, 1996, between the Company and Wells Fargo Bank as rights agent, and all amendments, supplements and replacements thereof.

    "Stated Value" shall be equal to $0.85.

    "Subsidiary" means, as to any Person, any other Person of which more than 50% of the shares of the Voting Securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person and one or more of its Subsidiaries.

    "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange a Business Day.

    "Voting Securities" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, and (ii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

                                X. MISCELLANEOUS

    A. NOTICES. Any notice referred to herein shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

    (i) if to the Corporation, to its office at 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071
       (Attention: General Counsel)

       or to the transfer agent for the Series D Preferred Stock;

    (ii) if to a holder of the Series D Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or

   (iii) to such other address as the Corporation or such holder, as the case may be, shall have designated by notice similarly given.

    B. REACQUIRED SHARES. Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, directly or indirectly, in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose) and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Delaware General Corporation

Law. All such shares of Series D Preferred Stock shall upon their cancellation and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $0.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $0.001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

    C. ENFORCEMENT. Any registered holder of shares of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designations or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

    D. TRANSFER TAXES. Except as otherwise agreed upon pursuant to the terms of this Certificate of Designations, the Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock on conversion of, or other securities or property issued on account of, shares of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock or other securities or property in a name other than that in which the shares of Series D Preferred Stock so exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.

    E. TRANSFER AGENT. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of shares of Series D Preferred Stock.

    F. RECORD DATES. In the event that the Series D Preferred Stock shall be registered under either the Securities Act of 1933, as amended, or the Exchange Act, the Corporation shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series D Preferred Stock.

    IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf
of the Corporation by its Assistant Secretary, this   day of             , 2000.

                                                       AAMES FINANCIAL CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                   EXHIBIT B
            PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                             PROPOSED AMENDMENTS TO
              THE CERTIFICATE OF INCORPORATION WITH RESPECT TO THE
                    SERIES B CONVERTIBLE PREFERRED STOCK AND
                      SERIES C CONVERTIBLE PREFERRED STOCK

     ARTICLE II, SUBSECTION (A) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article II, Subsection (A) of the Series B Certificate of Designations currently reads as follows:

        A.  With respect to dividends, the Series B Preferred Stock shall rank
    (i) senior to each other class or series of Preferred Stock, except for the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series C Preferred Stock"); (ii) on a parity with the Series C Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series C Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

    Article II, Subsection (A) of the Series B Certificate of Designations shall be deleted and replaced in its entirety with the following:

        A.  With respect to dividends, the Series B Preferred Stock shall rank
    (i) senior to each other class or series of Preferred Stock, except for the Series C Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series C Preferred Stock") and the Series D Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the
    "Series D Preferred Stock"); (ii) on a parity with the Series C Preferred Stock and the Series D Preferred Stock; and (iii) senior to the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to dividends, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Dividend Securities"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Series C Preferred Stock and the Series D Preferred Stock, are collectively referred to herein as the "Parity Dividend Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, with respect to dividends, are collectively referred to herein as the "Senior Dividend Securities."

     ARTICLE II, SUBSECTION (B) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article II, Subsection (B) of the Series B Certificate of Designations currently reads as follows:

        B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock of the Corporation, except for the Series C Preferred Stock; (ii) on a parity with the Series C Preferred Stock; and (iii) senior to the

    Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks on parity, including the Series C Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

    Article II, Subsection (B) of the Series B Certificate of Designations currently reads as follows:

        B. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series B Preferred Stock shall rank (i) senior to each other class or series of Preferred Stock of the Corporation, except for the Series C Preferred Stock and the Series D Preferred Stock; (ii) on a parity with the Series C Preferred Stock and the Series D Preferred Stock; and
    (iii) senior to the Common Stock, and, except as specified above, all other classes and series of capital stock of the Corporation hereafter issued by the Corporation. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all equity securities of the Corporation to which the Series B Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as "Junior Liquidation Securities"; all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks on parity, including the Series C Preferred Stock and the Series D Preferred Stock, are collectively referred to herein as "Parity Liquidation Securities"; and all equity securities of the Corporation to which the Series B Preferred Stock ranks junior are collectively referred to herein as "Senior Liquidation Securities."

    ARTICLE VII, SUBSECTION (B) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article VII, Subsection (B) of the Series B Certificate of Designations currently reads as follows:

    B.  So long as any shares of the Series B Preferred Stock are outstanding,
    (i) each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock; and (ii) the shares of Series B Preferred Stock shall vote together with shares of Common Stock (and any shares of Series C Preferred Stock entitled to vote) as a single class.

    Article VII, Subsection (B) of the Series B Certificate of Designations shall be deleted and replaced in its entirety with the following:

    B.  So long as any shares of the Series B Preferred Stock are outstanding,
    (i) each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock; and (ii) the shares of Series B Preferred Stock shall vote together with shares of Common Stock (and any shares of Series C Preferred Stock and Series D Preferred Stock entitled to vote) as a single class.

    ARTICLE VII, SUBSECTION (D) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article VII, Subsection (D) of the Series B Certificate of Designations currently reads as follows:

    D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) authorize, create or issue, or increase the authorized amount of, (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

    Article VII, Subsection (D) of the Series B Certificate of Designations shall be deleted and replaced in its entirety with the following:

    D. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, the Corporation shall not
    (i) authorize, create or issue, or increase the authorized amount of,
    (x) any Senior Securities or Parity Securities or (y) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Mandatory Redemption Date (whether or not only upon the occurrence of a specified event) or (ii) enter into any Transaction (as defined in paragraph H of
    Article VIII). Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

    ARTICLE VII, SUBSECTION (E) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article VII, Subsection (E) of the Series B Certificate of Designations currently reads as follows:

    E. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series B Preferred Stock so as to affect them materially and adversely or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

    Article VII, Subsection (E) of the Series B Certificate of Designations shall be deleted and replaced in its entirety with the following:

    E. Without the written consent (if action by written consent is permitted) or affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series B Preferred Stock so as to affect them materially and adversely or
    (ii) authorize or take any other action if such action alters or changes any of the rights of the Series B Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation is entitled to vote thereon. Such vote or consent shall be taken in accordance with the procedures specified in paragraph F below.

    ARTICLE VII, SUBSECTION (F) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article VII, Subsection (F) of the Series B Certificate of Designations currently reads as follows:

        F. The foregoing rights of holders of shares of Series B Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

        The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of record of 35% of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote as a class with the holders of shares of any Series C Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

        At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Series C Preferred Stock, to elect directors of the Corporation as provided in paragraph C above or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series B Preferred Stock and Series C Preferred Stock, if the holder of shares of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

           (A) the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

           (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of shares of Series B Preferred Stock and Series C Preferred Stock, if the holders of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock or the holders of Series B Preferred Stock and Series C Preferred Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

        For taking of any action as provided in this Article VII by the holders of shares of Series B Preferred Stock voting separately as a single class or together with the holders of shares of Series B Preferred Stock and Series C Preferred Stock as a single class, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

        In case any vacancy shall occur among the directors elected by the holders of shares of Series B Preferred Stock, as provided in paragraph C above, such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors theretofore elected by such holders (if there is a remaining director), or the last remaining director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if all directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided (if action by written consent is permitted), or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

        Any director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent (if action by written consent is permitted) of the holders of at least a majority of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in this paragraph F.

    Article VII, Subsection (F) of the Series B Certificate of Designations shall be deleted and replaced in its entirety with the following:

        F. The foregoing rights of holders of shares of Series B Preferred Stock to take any actions as provided in this Article VII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action, if action by written consent of stockholders of the Corporation is then permitted.

        The Chairman of the Board of the Corporation may call, and upon written request of holders of record of 35% of the outstanding shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of record of 35% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote as a class with the holders of shares of any Series C Preferred Stock and Series D Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

        At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Series C Preferred Stock and Series D Preferred Stock, to elect directors of the Corporation as provided in paragraph C above or to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Series B Preferred Stock, if the holders of shares of Series B Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the total number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, if the holder of shares of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock and Series D

    Preferred Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

           (A) the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, shall not prevent the election of directors other than those to be elected by the holders of shares of Series B Preferred Stock, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series B Preferred Stock or the taking of any action as provided in this Article VII; and

           (B) in the absence of a quorum of the holders of shares of Series B Preferred Stock, if the holders of Series B Preferred Stock are to vote separately as a single class, or the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, if the holders of Series B Preferred Stock are to vote as a class with the holders of shares of Series C Preferred Stock and Series D Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock or the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

        For taking of any action as provided in this Article VII by the holders of shares of Series B Preferred Stock voting separately as a single class or together with the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as a single class, as the case may be, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record dated fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice if waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

        In case any vacancy shall occur among the directors elected by the holders of shares of Series B Preferred Stock, as provided in paragraph C above, such vacancy may be filled for the unexpired portion of the term by vote of the remaining directors theretofore elected by such holders (if there is a remaining director), or the last remaining director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if all directors so elected by the holders of Series B Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of the Series B Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as herein provided (if action by written consent is permitted), or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

        Any director elected by the holders of shares of Series B Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent (if action by written consent is permitted) of the holders of at least a majority of the outstanding shares of Series B Preferred Stock. A special meeting of the holders of shares of Series B Preferred Stock may be called in accordance with the procedures set forth in this paragraph F.

  ARTICLE VIII, SUBSECTION (G)(II) OF THE SERIES B CERTIFICATE OF DESIGNATIONS

    Article VIII, Subsection (G)(ii) of the Series B Certificate of Designations currently reads as follows:

       "(ii) In the case the Corporation shall, after the Issue Date, issue shares of Common Stock at a price per share, or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") having a "Conversion Price" (as defined below) less than the Current Market Price (for a period of 15 consecutive trading days prior to such date), then, and in each such case, the conversion ratio shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable conversion ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of
    (1) the number of shares of Common Stock outstanding on the date on which such shares or Convertible Securities are issued and (2) the number of additional shares of Common Stock issued, or into which the Convertible Securities may convert, and the denominator of which shall be the sum of
    (x) the number of shares of Common Stock outstanding on such date and
    (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued, or the number of shares of Common Stock which the aggregate of the Conversion Price of such Convertible Securities so issued, would purchase at such Current Market price on such date. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (ii), the aggregate consideration receivable by the Corporation in connection with the issuance of any securities shall be deemed to be the sum of the aggregate offering price to the public (before deduction of underwriting discounts or commissions and expenses payable to third parties), and the "Conversion Price" of any Convertible Securities is the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (before deduction of underwriting discounts or commissions and expenses payable to third parties) plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion, exchange or exercise of any such Convertible Securities. Neither (A) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this paragraph G, or pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right, or Convertible Security outstanding as of the date hereof (including, but not limited to, the Rights, the Series B Preferred Stock, the Series C Preferred Stock and the Warrants) nor (B) the issuance of shares of Common Stock pursuant thereto shall be deemed to constitute an issuance of Common Stock or Convertible Securities by the Corporation to which this clause (ii) applies. Upon expiration of any Convertible Securities which shall not have been exercised or converted and for which an adjustment shall have been made pursuant to this clause (ii), the Conversion Price computed upon the original issue thereof shall upon expiration be recomputed as if the only additional shares of Common Stock issued were such shares of Common Stock (if any) actually issued upon exercise or conversion of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such Convertible Securities (whether or not exercised or converted) plus the consideration actually received by the Corporation upon such exercise of conversion."

    The following sentence shall be added to the end of Article VIII, Subsection G(ii):

    "Notwithstanding anything to the contrary in this Article VIII, Subsection G(ii), effective on [date amendment is filed], the conversion ratio shall be adjusted to eliminate as an adjustment to the "conversion ratio" in effect on the date immediately preceding the Initial Closing, any adjustment arising from (X) the issuance of the Series C Preferred Stock to be issued under the Preferred Stock Purchase Agreement, by and between Aames Financial Corporation and Specialty Finance Partners, dated as of May 19, 2000, as amended, or (y) the issuance of Series D Preferred Stock issued in exchange for the Series C Preferred Stock referred to in clause (x) of this sentence."

                                   EXHIBIT C
                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN
                          AAMES FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN
                                   ARTICLE I.
                                    PURPOSE

    This Amended and Restated Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers and certain other key employees of Aames Financial Corporation (the "Company") in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

    The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

    It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code.

                                  ARTICLE II.
                                 ADMINISTRATION

    The Plan shall be administered by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") appointed by the Board which shall consist of not less than three members, two of whom shall be appointed by Capital Z Financial Services Fund II, L.P. ("Capital Z") during any period that Capital Z and/or its designated purchasers under the Preferred Stock Purchase Agreement by and among the Company and Capital Z, dated as of the 23rd day of December, 1998 (the "Purchase Agreement") own at least 25% of the outstanding voting securities of the Company (the "Minimum Stock Ownership Threshold"). However, notwithstanding anything to the contrary in this Section, only the Stock Option Committee (the "Stock Option Committee") shall have the authority to grant stock options, to the Chief Executive Officer and to the four highest compensated officers other than the Chief Executive Officer and all such grants shall be effective only upon ratification by the Compensation Committee. Each of the members of the Stock Option Committee should be an "outside director" within the meaning of
Section 162(m) of the Code. Subject to the provisions of the Plan, the Compensation Committee shall have sole authority, in its absolute discretion:
(a) to determine which of the eligible employees of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonqualified options; (c) to determine the times when options shall be granted and the number of shares to be optioned; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Compensation Committee shall be final and binding on all optionees.

                                  ARTICLE III.
                                     STOCK

    The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, par value $.001 per share, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 12,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof.

    The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

                                  ARTICLE IV.
                          ELIGIBILITY OF PARTICIPANTS

    Subject to ARTICLE VII in the case of incentive stock options, officers and other key employees of the Company (excluding any person who is a member of the Committee) shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to consultants or other key persons (excluding any person who is a member of the Committee) who the Committee determines shall receive options under the Plan. No person may receive options for more than 5,500,000 shares of Outstanding Stock during the term of the Plan.

                                   ARTICLE V.
                             OPTION EXERCISE PRICE

    Subject to ARTICLE VII in the case of incentive stock options, except as otherwise provided by the Committee in the option agreement, the option exercise price of each option granted under the Plan shall not be less than the Fair Market Value of stock at the time the option is granted. Fair Market Value shall in all cases be based on trading days occurring after the "Initial Closing Date" as such term is defined in the Purchase Agreement. For purposes of the Plan, the Fair Market Value on a given date means (i) if the Stock is listed on a national securities exchange, the average of the closing sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded during the twenty (20) trading days occurring immediately prior to such date;
(ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported during the twenty (20) trading days occurring immediately prior to such date; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                                  ARTICLE VI.
                         EXERCISE AND TERMS OF OPTIONS

    Subject to this ARTICLE VI, the Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

    Unless otherwise provided in the option agreement or agreed to by the Committee at the time of exercise, each optionee shall enter into a binding agreement with the Company at the time of grant pursuant to which such optionee agrees (i) not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option in any given year and (ii) in aggregate not to sell, assign or otherwise transfer more than 25% of the Stock purchased pursuant to an Option over a five year period beginning on the effective date of this Plan. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

    Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

    If prior to the Termination Date, an optionee shall cease to be employed by the Company by reason of a disability, as defined in Section 22(e)(3) of the Code, or by reason of retirement on or after age 65 ("Retirement") the option shall remain exercisable until the earlier of the Termination Date or one year after the date of cessation of employment to the extent the option was exercisable at the time of cessation of employment.

    In the event of the death of an optionee prior to the Termination Date and while employed by the Company, or while entitled to exercise an option pursuant to the preceding paragraph or the next to last sentence of the subsequent paragraph, the option shall remain exercisable until the earlier of the Termination Date or one year after the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution, to the extent that the optionee was entitled to exercise it on the date of death.

    Unless otherwise provided in the option agreement, if an optionee voluntarily terminates employment with the Company for reasons other than
(i) death, (ii) disability, (iii) Retirement, or (iv) Good Reason (as hereinafter defined), or if an optionee's employment with the Company is terminated for Cause (as hereinafter defined), all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If the Company terminates an optionee's employment without Cause, or if an optionee terminates his employment for Good Reason, all options previously granted to such optionee which were vested and satisfied all conditions to exercisability immediately prior to such termination shall continue to be vested and exercisable for a period not extending beyond the earlier of the Termination Date or one year after the date of such termination. In addition, if a Change in Control (as defined in Article XI hereof) occurs within six months from the date of termination of employment of an optionee referred to in the preceding sentence, unvested options shall become vested and exercisable to the same extent as if the Change in Control had occurred on the date of his termination of employment, and any such options shall continue to be exercisable until the earlier of the Termination Date or the first anniversary of optionee's termination of employment.

    In the case of any optionee who has an employment agreement with the Company, it shall be a condition to exercise of an option that the optionee not have engaged in any material and knowing or intentional breach of his employment agreement. After the expiration of the exercise period described in any of the preceding four paragraphs hereof, options shall terminate together with all of the optionee's rights thereunder, to the extent not previously exercised.

    For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment if the Company has cause to terminate the optionee's employment under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, if the Company terminates the optionee after the Company reasonably determines that the optionee: (1) shall have been determined by a court of law to have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, embezzlement, or any other crime involving moral turpitude, or if the optionee shall have been arrested or indicted for violation of any criminal statute constituting a felony, provided the Company reasonably determines that the continuation of the optionee's employment after such event would have an adverse impact on the operation or reputation of the Company or its affiliates (subsequent references to the "Company" in this paragraph shall be deemed to refer to the Company or its affiliates); (2) shall have committed one or more acts or gross negligence or willful misconduct that, in the good faith opinion of the Company, materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business, or would, if known, subject the Company to public ridicule; (3) shall have refused or failed to a material degree to perform his duties hereunder (continuing without cure for ten (10) days after receipt of written notice of need to cure); (4) shall have violated any material written Company policy provided to the Executive during or prior to the Term (continuing without cure for ten (10) days after receipt of written notice of need to cure) and that has caused material harm to the Company; or (5) knew, or should have known, that the Company materially, and knowingly or intentionally breached any representation, warranty, or covenant under the Purchase Agreement or, if the optionee has an employment agreement with the Company, the optionee shall have materially and intentionally or knowingly breached any provision of such employment agreement.

    For purposes of the Plan, in the case of an optionee who is not an employee of the Company, references to employment herein shall be deemed to refer to such person's relationship to the Company.

    Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate; PROVIDED, HOWEVER, that the Company shall cause either (i) the optionees to be paid an amount equal to the difference between (A) the aggregate fair market value (determined in accordance with ARTICLE V of the Plan) of the Stock subject to options held by the optionees at the time of such transaction that have become vested and exercisable by the terms of the Plan and the applicable option agreements (either as a result of or prior to such transaction) and (B) the aggregate exercise price of such options, or (ii) the surviving or resulting corporation to grant the optionees substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

    Notwithstanding the foregoing provisions of this ARTICLE VI or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

                                  ARTICLE VII.
         SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS ONLY

    To the extent the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options.

    No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least
110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

    Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                 ARTICLE VIII.
                               PAYMENT FOR SHARES

    Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means acceptable to the Company. The Stock purchased shall thereupon be promptly delivered; PROVIDED, HOWEVER, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                  ARTICLE IX.
                      NON-TRANSFERABILITY OF OPTION RIGHTS

    No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.

                                   ARTICLE X.
                 ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

    The aggregate number of shares of Stock which may be purchased pursuant to options granted hereunder, the maximum number of shares for which options may be granted to any one person the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

    In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                  ARTICLE XI.
                          EFFECT OF CHANGE IN CONTROL

        (a) Except to the extent otherwise provided in a particular option agreement or in paragraph (c) below, in the event of a "Change in Control," notwithstanding any unsatisfied service requirement established in the option agreement, such option shall become immediately exercisable with respect to 100 percent of the shares subject to such option.

        (b) For purposes of the Plan, a Change in Control shall, subject to subsection (c) below, be deemed to occur if, after the date the conditions of Article XVIII have been satisfied (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Capital Z or any of its affiliates, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) the Company is merged, consolidated or reorganized into or with another corporation or another legal entity and, as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the securities of the Company entitled to generally in the election of directors of the Company immediately prior to such transaction, (iii) individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iv) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

        (c) Notwithstanding any other provision of this Plan, unless (i) an optionee terminates his employment for Good Reason, or (ii) is terminated by the Company without Cause, in either case within one year after a Change in Control (as defined in subsection (b) above), no event shall be treated as a Change in Control unless all equity securities of the Company then held by Capital Z are contemporaneously exchanged for cash or other liquid assets, which Capital Z is free to sell on a basis reasonably likely to result in receipt of cash proceeds equal to or greater than the price payable to shareholders upon a Change in Control (such event is referred to as a "Capital Z Realization Event" and such price is referred to as the "Change in Control Price"). If an optionee's employment is terminated by the Company without Cause or by the optionee for Good Reason within one year after a Change in Control (as defined in subsection (b) above), the event shall be treated as both a Change in Control and a Capital Z Realization Event with respect to such optionee and acceleration of vesting shall occur to the extent the performance conditions established in the option agreement were satisfied as of the date of the Change in Control.

                                  ARTICLE XII.
                        NO OBLIGATION TO EXERCISE OPTION

    Granting of an option shall impose no obligation on the recipient to exercise such option.

                                 ARTICLE XIII.
                                USE OF PROCEEDS

    The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE XIV.
                            RIGHTS AS A STOCKHOLDER

    An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

    Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan upon the exercise of an option by legending the stock certificate as it deems appropriate.

                                  ARTICLE XV.
                               EMPLOYMENT RIGHTS

    Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time for any reason, whether or not for Cause.

                                  ARTICLE XVI.
                              COMPLIANCE WITH LAW

    The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares, Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

    Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                 ARTICLE XVII.
                            CANCELLATION OF OPTIONS

    The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

                                 ARTICLE XVIII.
                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

    The Plan is effective as of the Initial Closing Date, subject to
(i) approval by the stockholders of the Company in a manner which complies with
Section 162(m) and Section 422(b)(1) of the Code and the Treasury Regulations thereunder, such approval to occur at the next meeting of stockholders of the Company, and (ii) the consummation, on or prior to Setember 30, 1999, of the "Recapitalization," as such term is defined in the Purchase Agreement. The expiration date of the Plan, after which no option may be granted hereunder, shall be December 31, 2008.

                                  ARTICLE XIX.
                      AMENDMENT OR DISCONTINUANCE OF PLAN

    The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X, or (b) expand the class of employees eligible to receive options under the Plan.

                                  ARTICLE XX.
                     MANDATORY GRANTS TO OUTSIDE DIRECTORS

    Notwithstanding any other provisions of the Plan, the grant of options under the Plan to each Outside Director shall be subject to the following limitations of this Article XX:

        (a) Upon the initial election or appointment of an Outside Director, the Committee shall grant to such member, at the first meeting of the Committee following the date of such election or appointment, an award in the form of a ten year non-statutory stock option to purchase 50,000 shares of Common Stock.

        (b) The Committee shall grant to each Outside Director, effective as of each annual meeting of the Company's stockholders at the conclusion of which the Outside Director still serves as a director of the Company, an award in the form of a ten year non-statutory stock option to purchase 50,000 shares of Common Stock.

        (c) All stock options granted to Outside Directors under this ARTICLE XX shall be exercisable at an exercise price equal to 100% of Fair Market Value of a share of Common Stock on the date the stock option is granted.

        (d) All stock options granted to Outside Directors under this ARTICLE XX will vest or become exercisable as follows: 20% of the stock option (rounded up to the nearest whole share) shall vest on the first anniversary of the date of grant of the stock option and 20% of the stock option (rounded up to the nearest whole share) shall vest on each anniversary of the date of grant until fully vested.

        (e) The vesting schedule of all stock options granted to Outside Directors under this ARTICLE XX shall accelerate in the event of a Change in
    Control as follows: [            ]

        (e) Unless otherwise provided in the Plan, all provisions regarding the terms of stock options, other than those pertaining to vesting of stock options, the number of shares covered by the stock options, term and exercise price of stock options shall be applicable to the stock options granted to Outside Directors under this ARTICLE XX.

        (f) For the purposes of this ARTICLE XX, the term "Outside Director" means a Director who is not (a) a current employee of the Company (or any related entity), (b) a former employee of the Company (or any related entity) who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan), (c) a former officer of the Company (or any related entity), or (d) a consultant or person otherwise receiving compensation or other remuneration, either directly or indirectly, in any capacity other than as a Director;

                                  ARTICLE XXI.
                                 MISCELLANEOUS

        (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

        (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability

    (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board of Directors shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

        (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (f) Each member of the Committee and each member of the Company's Board of Directors shall be fully justified in relaying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

        (g) References to "Good Reason" as used herein shall relate only to optionees who have employment agreements with the Company, and in such cases, shall have the same meaning as set forth in such employment agreement. If the optionee does not have an employment agreement with the Company, or has an employment agreement that does not use the term Good Reason, then provisions relating to such term shall not apply.

        (h) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

        (i) The expenses of administering the Plan shall be borne by the Company.

    Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                    *  *  *

As adopted by the Board of Directors of
Aames Financial Corporation as of June 7, 2000

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